Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-197281) on Form S-4 of National Penn Bancshares, Inc. of our report dated March 26, 2014, relating to our audit of the consolidated financial statements, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Proxy Statement/Prospectus.

Wexford, Pennsylvania
August 4, 2014